GREIF,INC.
AMENDED AND RESTATED
NONQUALIFIED DEFERRED COMPENSATION PLAN
AMENDMENT NO. 1

WHEREAS, Greif, Inc. (hereinafter referred to as "Company") established the Greif, Inc. Amended and Restated Nonqualified Deferred Compensation Plan (hereinafter "Plan") for a select group of management or highly compensated employees (hereinafter "Eligible Employees") effective as of June 1, 2008; and

WHEREAS, Company now wishes to amend the controlling documents for the Plan to more accurately reflect their desire in connection with the deferrals of compensation of a select group of management or highly compensated employees and subsequent distribution election; and

WHEREAS, Article 3, Contributions, Section 3.2, Time of Deferral Election, currently provides for the continuation of a Participant's deferral election for subsequent Plan Years until such Participant submits a new and valid deferral election; and

WHEREAS, the Company now wishes to more accurately reflect the original intent and current practice as it relates to the submission of deferral election forms with the removal of the election form continuation language as currently provided in the above referenced section; and

WHEREAS, Article 11, Section 11.9 Amendment, Modification, Suspension or Termination, of the Plan document provides Company with the authority to amend and modification of the Plan, subject to non-applicable restrictions.

NOW THEREFORE, the Company hereby amends the Plan document as follows:

1.A1ticle 3, Contributions, Section 3.2, Time of Deferral Election, of the Greif, Inc. Amended and Restated Nonqualified Deferred Compensation Plan is hereby revised to read as follows:

"3.2 Time of Deferral Election.

A Deferral Election shall be effective only if it is made in a timely manner as follows:

(a)A Deferral Election with respect to any Salary and/or Bonus must be submitted to the Administrator before the beginning of the calendar year during which the amount to be deferred will be earned. As of December 31 of each calendar year, said Deferral Election is irrevocable for the following calendar year.

(b)Notwithstanding the foregoing and in the discretion of the Employer, in a year in which an Employee is first eligible to participate in this Plan, and provided that such Employee is not eligible to participate in any other arrangement, that, along with the Plan, is treated as a single plan under Code Section 409A and the regulations promulgated thereunder, such Deferral Election shall be submitted within thirty (30) days after the date on which the

Employee is first eligible to participate, with respect to Compensation to be earned after such election is made.

(c)Notwithstanding the foregoing and in the discretion of the Employer, a Deferral Election with respect to any Performance-based Compensation may be submitted by an Eligible Employee or a Participant provided that such Deferral Election is submitted at least six (6) months prior to the end of the performance period on which the Performance-based Compensation is based; provided, that the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made and, in no event may an election to defer be made after such Performance-based Compensation has become readily ascertainable.

(d)Notwithstanding the foregoing and in the discretion of the Employer, a Deferral Election with respect to any Fiscal Year Compensation may be submitted by an Eligible Employee or a Participant by no later than the close of the Employer's fiscal year preceding the first fiscal year in which are performed any services for which such compensation is payable."

2.To the extent the execution of this Amendment No.1 by Greif Inc. necessitates a modification(s) to the Plan's index; such modification(s) shall be made and become effective concurrently with the execution of this Amendment.

IN WITNESS WHEREOF, the Employer has executed this Amendment No.1 on this the 20th day of December, 2010.

Greif Inc.

By: /s/ KAREN LANE
Name: Karen Lane
Title: Senior Vice President, People Services and Talent Development

Attested:

By: /s/ DON BELL
Name: Don Bell
Title: Vice President, Global Total Rewards